UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2020

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, MA		02421
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CRIS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K and the exhibit attached hereto contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding any expectations of the potential for CA-170, including with respect to the potential activity, safety and tolerability of CA-170 and future studies with respect to CA-170 including any studies conducted or to be conducted by Aurigene. Forward-looking statements may contain the words “believes,” “expects,” “anticipates,” “plans,” “seeks,” “estimates,” “assumes,” “will,” “may,” “could,” “predict,” “project,” “target,” or the negative of these terms or other similar expressions. These forward-looking statements include, among others, statements about Curis’s business, plans, prospects and strategies and its expectations regarding its collaboration, license and option agreement with Aurigene, as amended, including the second amendment (as described below). These forward-looking statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other important factors that may cause actual results to be materially different from those indicated by such forward-looking statements. For example, Curis faces a number of risks inherent in the research, development or commercialization of novel drugs to treat cancer and may not be able to successfully advance the development of its drug candidates in the time frames it projects, if at all. There can be no guarantee that the Aurigene collaboration, license and option agreement, amended, or the second amendment, will continue for its full term or that Curis or Aurigene will maintain the financial resources necessary to continue financing their respective portions of any research, development or commercialization costs. Curis will require substantial additional capital to fund its business and such capital may not be available on reasonable terms, or at all. Without sufficient additional funding, Curis will not be able to continue as a going concern and may be forced to delay, reduce in scope or eliminate some of its research and development programs, which could adversely affect its business prospects and its ability to continue operations. Substantial doubt about Curis’s ability to continue as a going concern may adversely affect Curis’s ability to access the substantial additional capital needed to continue operations. Curis faces substantial competition. Curis’s expectations with respect to the collaboration, license and option agreement, the second amendment and CA-170 could also be affected by risks and uncertainties relating to a failure of Curis or Aurigene to fully perform under the collaboration, option and license agreement or the second amendment and/or any early termination of such agreement or amendment, adverse results of any clinical trials and non-clinical studies that are the subject of the collaboration, including subsequent analysis of existing data and new data received from future studies, the content and timing of decisions made by the U.S. Food & Drug Administration and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies, and Curis’s or Aurigene’s inability to enroll patients in clinical trials that may be initiated under the collaboration. Curis may not obtain or maintain necessary patent protection and could become involved in expensive and time-consuming patent litigation and interference proceedings. Unstable market and economic conditions and unplanned expenses may adversely affect Curis’s financial condition and its ability to access the substantial additional capital needed to fund the growth of its business. Important factors that may cause or contribute to such differences include the factors set forth under the caption “Risk Factors” in Curis’s most recent Form 10-K and Form 10-Q and the factors that are discussed in other filings that Curis periodically makes with the Securities and Exchange Commission. In addition, any forward-looking statements represent the views of Curis only as of as of the date of this Form 8-K and should not be relied upon as representing Curis’s views as of any subsequent date. Curis disclaims any intention or obligation to update any of the forward-looking statements after the date of this Form 8-K whether as a result of new information, future events or otherwise, except as may be required by law.

Item 1.01. Entry into a Material Definitive Agreement.

Second Amendment to Collaboration, License and Option Agreement

On February 5, 2020 (the “Second Amendment Date”), Curis, Inc. (“Curis”) and Aurigene Discovery Technologies Limited (“Aurigene”) entered into a Second Amendment to the Collaboration, License and Option Agreement (the “Second Amendment”), amending that certain Collaboration, License and Option Agreement between Curis and Aurigene dated January 18, 2015, as amended by the letter agreement dated November 4, 2015, and as further amended by that certain First Amendment dated September 7, 2016 (the “Collaboration Agreement”). Capitalized terms set forth in this Current Report on Form 8-K and not defined shall have the meanings ascribed to such terms under the Collaboration Agreement and Second Amendment.

Under the terms of the Second Amendment, Curis and Aurigene have agreed to amend the Collaboration Agreement to, among other things, (i) expand Aurigene’s territory with respect to CA-170, an orally available small molecule antagonist of VISTA and PDL1, and Products containing CA-170 (“CA-170 Products”) to specified Asian countries (“the Aurigene CA-170 Territory”) and (ii) provide for Aurigene (A) to conduct a clinical study of CA-170 in combination with chemoradiation followed by maintenance CA-170, in Non-Small Cell Lung Cancer (NSCLC) in the Aurigene Territory and the Aurigene CA-170 Territory and (B) to conduct an additional IND-enabling study or clinical trial in NSCLC regardless of whether Curis is pursuing, or has obtained Regulatory Approval (as defined in the Collaboration Agreement) for, CA-170 or CA-170 Products in NSCLC in the same dosage form(s) and formulation(s) in the Curis Territory. Aurigene will use Commercially Reasonable Efforts to complete enrollment (i.e., first dosing of last patient enrolled) in the Aurigene CA-170 NSCLC Study within a specified period of time.

In consideration of the expansion of the Aurigene Territory with respect to CA-170 and CA-170 Products, Aurigene has agreed to pay royalties to Curis with respect to the commercialization of CA-170 Products in the Aurigene CA-170 Territory by or on behalf of Aurigene, its Affiliates and sublicensees.

In the event of any material breach by Aurigene of its obligations with respect to CA-170 or CA-170 Products under this Second Amendment that is not cured within the applicable cure period, Curis shall have the right to terminate Aurigene’s rights under this Second Amendment on account of such breach upon written notice to Aurigene. However, Curis shall not have the right to terminate the Collaboration Agreement in its entirety or to terminate the Collaboration Agreement in part with respect to the PD-1/VISTA Program or to elect alternative remedies on account of such breach. Such termination by Curis shall not preclude Curis from pursuing all rights and remedies it may have at law or in equity with respect to such breach.

The foregoing summary of the Second Amendment to the Collaboration, License and Option Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which Curis intends to file as an Exhibit to its Annual Report on Form 10-K for the year ended December 31, 2019.

Item 8.01. Other Events.

On February 6, 2020, the Company announced that it had entered into the Second Amendment to the Collaboration, License and Option Agreement. The full text of the press release issued in connection with the announcement is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release of Curis, Inc. dated February 6, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: February 6, 2020	By:	/s/ James E. Dentzer
James E. Dentzer
President and Chief Executive Officer